UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – October 22, 2004

TXU CORP.

(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411

(Address of principal executive offices, including zip code)

TXU ENERGY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	33-108876	75-2967817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code – (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION D DISCLOSURE.

On October 26, 2004, C. John Wilder, chief executive officer of TXU Corp. (the “Company”), will give a slide presentation regarding the Company’s strategy and performance outlook during the Edison Electric Institute (EEI) Annual Financial Conference in San Diego, California. A copy of Mr. Wilder’s slide presentation and a related press release issued on October 25th are attached hereto as Exhibits 99.1 and 99.2, respectively. The exhibits are hereby incorporated by reference.

ITEM 8.01	OTHER EVENTS

On October 22, 2004, the Board of Directors of the Company adopted a revised dividend and cash distribution policy. The new policy sets the dividend on the Company’s common stock at an annual rate of $2.25, with an expectation of 5 percent annual dividend growth. The dividend rate will be subject to regular review by the Board of Directors and may be changed based upon a number of factors, including the Company’s profit levels, operating cash flow levels and capital requirements as well as financial and other business conditions existing at the time. In addition, the policy provides that, in any year, the Board of Directors may authorize cash distributions to the Company’s shareholders in the form of share repurchases or special dividends, subject to a cap of 75 percent of the Company’s operational earnings in that year. Consistent with this policy, the Board of Directors has declared a regular quarterly dividend of 56.25 cents per share on the common stock of the company. The dividend will be paid on January 3, 2005 to shareholders of record as of December 3, 2004. The Board of Directors also authorized the repurchase of 50 million shares of the Company’s common stock. During 2004, the Company has repurchased 32 million shares of its common stock, including 2 million of the 10 million shares announced in September 2004. The 50 million shares replace any previously authorized but not executed repurchases.

Certain financial institutions have provided commitments to the Company and TXU Energy Company LLC for new credit facilities totaling $2.8 billion, all of which can be utilized for share repurchases, and $1.5 billion of which can be used for other general corporate purposes. The following table shows the Company’s consolidated cash, credit facility and commitment balances as of October 25, 2004 and December 31, 2003:

Consolidated – Cash, Facilities and Commitments

Amounts as of 10/25/04 and 12/31/03; $millions

Cash & Bank Facilities	Borrower	Maturity	10/25/04	12/31/03

Cash and cash equivalents			322	829
$1.4 billion credit facility	TXU Energy & TXU Electric Delivery Co.	June 07	975	—
$600 million credit facility	TXU Energy & TXU Electric Delivery Co.	June 05	520	—
$500 million credit facility	TXU Energy & TXU Electric Delivery Co.	June 09	500	—
$500 million credit facility	TXU Corp.	August 08	71	78
Terminated facilities			—	2,206
Total			2,388	3,113

New Bank Commitments
$500 million credit facility[1]	TXU Energy Co.	October 09
$2.3 billion credit facility[2]	TXU Corp.	October 05

The Company also reviewed its financial projections and its revised dividend and cash distribution policy with Fitch Investors Service, Moody’s Investors Service, and Standard & Poor’s. All three agencies have indicated to the Company that they will not be taking any ratings action.

[1]	New 5-year facility available to TXU Energy Company LLC for letters of credit and other general corporate purposes.

[2]	New 364-day facility available to the Company for share repurchases and other general corporate purposes.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

99.1	Slide presentation to be given by Mr. Wilder on October 26, 2004*

99.2	Press Release*

*	Exhibit shall be deemed furnished to, but not filed with, the SEC in connection with the disclosure set forth in Item 7.01.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the following registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TXU CORP.

By:	/s/ Stanley J. Szlauderbach
Name:	Stanley J. Szlauderbach
Title:	Assistant Controller and Interim Controller

TXU ENERGY COMPANY LLC

By:	/s/ Stanley J. Szlauderbach
Name:	Stanley J. Szlauderbach
Title:	Assistant Controller and Interim Controller

Dated: October 25, 2004

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